Exhibit 99.1

 Mile Marker International, Inc. Announces First Quarter 2006 Results

    POMPANO BEACH, Fla.--(BUSINESS WIRE)--May 5, 2006--Mile Marker International, Inc. (OTCBB:MMRK), a specialty vehicle parts distributor, today announced its first quarter 2006 financial results.
    In its Form 10-QSB filing with the U.S. Securities and Exchange Commission today, Mile Marker International, Inc. announced that it earned net income of $794,621 or $0.08 per common share, for the first fiscal quarter ended March 31, 2006, based on sales revenues of $7,289,801. During the same period in 2005, the Company reported net income of $1,042,029, or $0.10 per common share, based on sales of $7,481,723.
    Richard Aho, President and CEO of Mile Marker International, Inc., was traveling outside the country and was unavailable for comment.
Mr. Aho expects to discuss the Company's performance and future prospects at the Company's Annual Meeting of Shareholders on May 23, 2006 in Fort Lauderdale, Florida.

    Included in this release are certain "forward-looking" statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, sales and earnings growth, ability to attract and retain key personnel and general economic conditions, including uncertainties relating to global political conditions, such as terrorism. Information with respect to important risk factors that should be considered is contained in the Company's Annual Report on Form 10-KSB and its Form 10-QSB as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

    CONTACT: Mile Marker International, Inc., Pompano Beach
             Al Hirsch, 954-782-0604
             al@milemarker.com